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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Kendle International Inc. on Form S-8 (File Nos. 333-57577 and 333-34261) of our report dated February 15, 1999, on our audits of the consolidated financial statements of Kendle International Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP


Cincinnati, Ohio
March 29, 1999